                                                                   EXHIBIT 10.32

                    MEMBERSHIP INTEREST PURCHASE AGREEMENT

     This Membership Interest Purchase Agreement (the "Agreement") is made and entered into this 31st day of March, 1999 by and among HWCC-Louisiana, Inc., a Louisiana corporation ("Purchaser"), Sodak Gaming, Inc., a South Dakota corporation ("Seller"), and Sodak Louisiana, L.L.C., a Louisiana limited liability company (the "Company"). Certain definitions for this Agreement are set forth in Section 10.15.
             -------------

                                   RECITALS:

     A. Purchaser, the Company and Shreveport Paddlewheels, L.L.C. ("Paddlewheels") are parties to that certain Amended and Restated Joint Venture Agreement of QNOV (formerly known as the "Queen of New Orleans at the Hilton Joint Venture") dated July 31, 1998 (as amended from time to time, the "Joint Venture Agreement").

     B. Pursuant to the Joint Venture Agreement, Purchaser, the Company and Paddlewheels agreed to enter into a joint venture named QNOV (the "Joint Venture") for the purposes of participating in, constructing and operating a riverboat gaming vessel, hotel and casino in Shreveport, Louisiana.

     C. Seller owns all of the outstanding membership interest in the Company (the "Membership Interest");

     D. Seller desires to sell the Membership Interest to Purchaser, and Purchaser desires to purchase the Membership Interest from Seller, all on the terms and subject to the conditions set forth herein;

     THEREFORE, Purchaser, Seller and the Company agree as follows:

                                   ARTICLE I

                    SALE OF MEMBERSHIP INTEREST AND CLOSING

     1.1  Purchase and Sale of Membership Interest. Subject to the terms and
          ----------------------------------------
conditions of this Agreement, Seller agrees to sell the Membership Interest to Purchaser and Purchaser agrees to purchase the Membership Interest from Seller.

     1.2  Purchase Price.
          --------------

          Purchaser shall pay to Seller the amount of $2,500,000 in cash in consideration for the sale of the Membership Interest (the "Purchase Price"), $1,000 of which is payable at Closing (as defined herein) and the balance of which is payable on the six month anniversary of the Commencement Date (as defined in the Joint Venture Agreement) (the "Subsequent Payment Date").

     1.3  Closing.
          -------

          (a) Within 5 days after the satisfaction of the conditions set forth in ARTICLES V and VI, the closing (the "Closing") will take place at the offices
   ----------     --
of Purchaser, or at such other place as Seller and Purchaser may agree in writing.

          (b) At the Closing, Purchaser shall deliver to Seller (i) a check payable to Seller in the amount of $1,000 and (ii) such documents and instruments required to be delivered by Purchaser pursuant to this Agreement. On the Subsequent Payment Date, Purchaser shall deliver to Seller via wire transfer of immediately available funds, cash in the amount of $2,499,000.

          (c) At the Closing, Seller will deliver to Purchaser (i) a certificate or certificates, if any, representing all the Membership Interest in appropriate form for transfer to Purchaser duly endorsed in blank and (ii) such other documents and instruments required to be delivered by Seller pursuant to this Agreement.

                                  ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

          Each of Seller and the Company hereby represents and warrants to Purchaser as follows:

     2.1  Organization of Seller. Seller is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of South
Dakota.

     2.2  Corporate Authority. Seller has all requisite corporate power and
          -------------------
authority to enter into this Agreement and to perform its obligations hereunder. Seller's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

     2.3  Organization and Operation of the Company. The Company is a limited
          -----------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite limited liability company power and authority to own, lease and operate its assets and carry on its business as it is now being conducted. The Company has no, and has never had any, (i) assets or property or debts, obligations or other liabilities (whether absolute, accrued, contingent, fixed or otherwise) (collectively, "Liabilities"), other than by virtue of its ownership interest in the Joint Venture or (ii) employees. Since its formation, the Company has not conducted any business other than any business related to its ownership in the Joint Venture.

     2.4  Membership Interest of the Company. The Membership Interest is duly
          ----------------------------------
authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or

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similar rights. Seller is the owner of record and beneficially of the Membership
Interest, free and clear of all mortgages, pledges, encumbrances, security interests, charges, agreements or claims of any kind (collectively, "Liens). There are no authorized or outstanding options, warrants, calls, subscriptions or rights, commitments or other agreements of any kind to purchase any membership interest or other capital stock of the Company or to cause the Company to issue any membership interest or other shares of capital stock or securities convertible into or exchangeable or exercisable for any membership interest or other shares of such stock. There are no authorized or outstanding securities of the Company convertible into or exchangeable or exercisable for any membership interest or other capital stock of the Company. There are no agreements or understandings to which the Company is a party or by which it is bound with respect to the voting, sale or transfer of the Membership Interest, other than the Joint Venture Agreement. Upon delivery of the Membership Interest against payment therefor in accordance with this Agreement, Purchaser will acquire good and marketable title to the Membership Interest, free and clear of any and all Liens.

     2.5  Interest in the Joint Venture. The Company owns 2,500,000 JV
          -----------------------------
Interests (as defined in the Joint Venture Agreement), which accounts for 50% of the total JV Interests of the Joint Venture (the "Company JV Interests"). The Company is the owner of record and beneficially of the Company JV Interests, free and clear of all Liens. There are no agreements or understandings to which the Company is a party or by which it is bound with respect to the voting, sale or transfer of the Company JV Interests, other than the Joint Venture Agreement. As of the date hereof, the Company has made all capital contributions required by it to be made to the Joint Venture pursuant to the Joint Venture Agreement.

     2.6  Consents and Approvals. Neither the Seller, the Company nor the Joint
          ----------------------
Venture is required to make any filing with, or to obtain any permit, authorization, consent or approval of or from, any governmental authority as a condition to the consummation of the transactions contemplated by this Agreement, except to obtain the approval of the State of Louisiana Gaming Control Board (the "Gaming Board"). The execution and delivery of this Agreement by Seller does not, and the performance by Seller of its obligations under this Agreement will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller or the articles of organization or operating agreement of the Company; (ii) conflict with or constitute a default under, or give rise to any right to terminate, cancel, modify or accelerate, or to the loss of any material right under, any contract, agreement, license, mortgage, note, debenture or other evidence of indebtedness to which Seller or the Company is a party or by which any of their respective properties may be bound; (iii) violate any term or provision of any law, rule or regulation or any permit, concession, grant, franchise, license, writ, judgment, decree, injunction, order or ruling of any court or governmental or regulatory authority applicable to Seller or the Company; or (iv) result in the creation or imposition of any Lien upon Seller or the Company or any of their respective assets.

     2.7  Absence of Changes. Except as set forth in Schedule 2.7, since its
          ------------------                         ------------
formation, there has not been (i) any material adverse change in the condition, financial or otherwise, business, assets, properties or results of operations of the Company, or any event, occurrence or circumstance that could reasonably be expected to result in such a material adverse change, (ii) any event which, if it had taken place after the execution of this Agreement, would not have been permitted by
ARTICLE IV hereof, or (iii) any condition, event or occurrence which could
----------
reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     Without limiting the generality of the foregoing, since the formation of the Company, there has not been:

          (a) any declaration, setting aside, or payment of any dividend or distribution (whether in cash, securities, property or a combination thereof) in respect of the Membership Interest of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any membership interest of the Company or of any interest in or right to acquire any such membership interest;

          (b)(i) any employment, deferred compensation, or other salary, wage, or compensation contract entered into between the Company and any of its officers, managers, agents, consultants or representatives; (ii) any salary, wages, or other compensation, whether current or deferred, of any officer, manager, agent, consultant or representative of the Company or
     (iii) any creation of an Employee Benefit Plan (as hereinafter defined);

          (c) any mortgage or pledge of, or the creation of any Lien on, any assets of the Company securing Liabilities of the Company or another person or the creation of any Liabilities of the Company;

          (d) any change in any financial reporting, tax, or accounting practice or policy followed by the Company or in any assumption underlying such a practice or policy, or in any method of calculating any contingency or other reserve for financial reporting purposes or for any other tax or accounting purposes;

          (e) any cancellation of any Liability owed to the Company by any other person;

          (f) any write-off or write-down of, or any determination to write off or write down, the assets of the Company or any portion thereof;

          (g) any sale, transfer, or conveyance of any assets of the Company;

          (h) any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any license, permit, or other form of authorization of the Company, the result of which individually or in the aggregate has had or could have a material adverse effect on the business, condition (financial or otherwise), assets, results of operations or prospects of the Company;

          (i) any transaction or arrangement under which the Company paid, lent, advanced or invested any amount to or in respect of, or sold, transferred, or leased any of its assets or any services to, (i) Seller, (ii) any officer or manager of the Company or of any affiliate of Seller; (iii) any affiliate of Seller, the Company or any subsidiary or of any such officer or manager, or (iv) any business or other person in which Seller, the Company, any subsidiary, any such officer or manager, or any such affiliate has any material interest;

          (j) any amendment to the articles of organization or operating agreement of the Company;

          (k) any agreement or commitment to take any of the actions that should be disclosed as exceptions to this Section 2.7.
                                               -----------

     2.8  Taxes. Except as disclosed on Schedule 2.8,
          -----                         ------------

               (a) Since the date of the organization of the Company, all of the Membership Interests of the Company have been owned by Seller;

               (b) For federal and Louisiana income tax purposes, at all times the Company has been a disregarded entity and all of its assets have been properly treated as being owned directly by Seller;

               (c) Since the date of its organization, the Company's only asset has been its interest in the Joint Venture;

               (d) Since the date of its organization, the Company has not been required to file any Tax Returns in any Taxing Jurisdiction;

               (e) There are no encumbrances for Taxes upon the assets or properties of the Company, except for statutory encumbrances for current Taxes not yet due;

               (f) The Company is not liable for Taxes of any other Person by agreement or pursuant to any applicable law or regulation;

               (g) No power of attorney has been granted with respect to either of the Company and the Joint Venture as to any matter relating to Taxes;

               (h) No property owned by any of the Company and the Joint Venture (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, or (iii) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code;

               (i) Since its formation, the Company has not incurred any liability for Taxes other than in the ordinary course of business;

               (j)  Schedule 2.8 sets forth each and every Taxing Jurisdiction
                    ------------
in which (A) consummation of the transactions that are the subject of this Agreement subjects the Purchaser to a liability for any Taxes of the Seller or the Company, or (B) the nature of the Seller's or the Company's business or assets requires the Seller, the Company or the Purchaser to notify a Taxing Authority of the transactions that are the subject of this Agreement, if the failure to make such notification would subject the Purchaser to a liability for any Taxes of Seller or the Company; and

               (k)  The Seller is not a foreign person within the meaning of
Section 1445 of the Code.

     2.9  Litigation. Except as disclosed in Schedule 2.9:
          ----------                         ------------

               (a) There are no actions, suits, investigations, arbitrations, or proceedings pending, or, to the knowledge of Seller or the Company, threatened, against Seller or the Company or, to the knowledge of the Seller or the Company, the Joint Venture or any of their assets that questions the validity or enforceability of this Agreement or that could have an adverse effect on the ability of Seller to perform its obligations hereunder.

               (b) There are no actions, suits, investigations, arbitrations, or proceedings pending, or, to the knowledge of Seller or the Company, threatened, against the Seller or Company or, to the knowledge of the Seller or the Company, the Joint Venture, which relates to, or effects the Company, the Joint Venture or any of their assets.

               (c) There are no writs, judgments, decrees, injunctions, or similar orders of any court or governmental or arbitral authority outstanding against Seller or the Company or to the knowledge of Seller or the Company, the Joint Venture, which relates to, or effects the Company, the Joint Venture or any of their assets.

     2.10 Compliance With Laws. Except as disclosed in Schedule 2.10, since its
          --------------------                         -------------
formation, the Company has not been in violation (or with or without notice or lapse of time or both would be in violation) of any term or provision of any law, rule or regulation or any writ, judgment, decree, injunction, or similar order applicable to such entity or any of its assets. Without limiting the generality of the foregoing the Company has duly and validly filed or caused to be filed all reports, statements, documents, registrations, filings, or submissions that were required by law, rule or regulation to be filed with any court or other governmental authority. All such filings complied with applicable laws, rules or regulations in all material respects when filed, and to the knowledge of Seller and the Company, no deficiencies have been asserted by any person with respect to any such filings.

     2.11 ERISA. The Company does not employ, and has never employed, any
          -----
person. The Company does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), nor does the Company have any direct or indirect liability with respect to any employee benefit plan.

     2.12 Contracts. Schedule 2.12 contains a true and complete list of each of
          ---------  -------------
the contracts (whether or not in writing) or other documents or arrangements (true and complete copies, or, in the case of oral contracts or arrangements, written summaries of the terms, of which have been furnished to Purchaser), to which the Company is a party or by which any of its assets is or may be bound.

     2.13 Licenses and Permits. Except as disclosed in Schedule 2.13, the
          --------------------                         -------------
Company owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments that are required for its business, operations and affairs. All such licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments are valid, binding and in full force and effect.

     2.14 Insurance. Schedule 2.14 contains a true and complete list and
          ---------  -------------
description of all liability, property, workers compensation, managers and officers liability and other similar insurance contracts that insure the business, operations, or affairs of the Company or that affect or relate to the ownership, use, or operations of any of its assets.

     2.15 Intercompany Liabilities. Except as disclosed in Schedule 2.15,
          ------------------------                         -------------
(a) neither Seller nor any other Affiliate of Seller or the Company provides or causes to be provided to the Company any products, services, equipment, facilities, or similar items and (b) there are no Liabilities between the Company and Seller or any other affiliate of the Company or the Seller.

     2.16 Limited Liability Company Records. The minute books and membership
          ---------------------------------
records of the Company contain complete and accurate records of all proceedings and actions taken at all meetings, or by written consent in lieu of meetings, of the members and the managers and all authorized committees of the managers thereof.

     2.17 Bank Accounts. Schedule 2.17 contains (a) a true and complete list of
          -------------  -------------
the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has accounts or safe deposit boxes or maintain banking, custodial, trading, or other similar relationships and (b) a true and complete list and description of each such account, box and relationship.

     2.18 Disclosure. No representation or warranty made by Seller or the
          ----------
Company in this Agreement, in the schedules hereto, or in any certificate furnished by Seller or the Company to Purchaser in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER
            ------------------------------------------------------

     Purchaser hereby represents and warrants, with respect to Sections 3.1
                                                               ------------
through 3.4, and covenants, with respect to Section 3.5, to Seller as follows:
        ---                                 -----------

     3.1  Organization. Purchaser is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Louisiana.

     3.2  Corporate Authority. Purchaser has full corporate power and authority
          -------------------
to enter into this Agreement and to perform its obligations hereunder. The Purchaser's execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     3.3  Consents and Approvals. Purchaser is not required to make any filing
          ----------------------
with, or to obtain any permit, authorization, consent or approval of, any governmental authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except to obtain the approval of the Gaming Board. The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of its obligations under this Agreement will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of Purchaser; (ii) conflict with or constitute a default under, or give rise to any right to terminate, cancel, modify or accelerate, any contract, agreement, license, mortgage, note, bond, debenture or other evidence of indebtedness to which Purchaser is a party or by which any of its assets may be bound; or (iii) violate any term or provision of any law, rule or regulation or any permit, concession, grant, franchise, license, writ, judgment, decree, injunction, order or ruling of any court or governmental or regulatory authority applicable to Purchaser.

     3.4  Purchase for Investment. Purchaser is acquiring the Membership
          -----------------------
Interest for its own account for investment purposes and not with a view to the distribution of the Membership Interest. Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Membership Interest. Purchaser will not, directly or indirectly, dispose of the Membership Interest except in compliance with applicable federal and state securities laws.

     3.5  Contract and Regulatory Approvals. Purchaser will (a) take all
          ---------------------------------
commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, to obtain as promptly as practicable all (i) approvals and consents of any person under all contracts to which Purchaser is a party, or by which its assets may be bound, necessary to permit Purchaser to consummate the transactions contemplated hereby and (ii) all approvals, authorizations and clearances of governmental authorities required of Purchaser to consummate the transactions contemplated hereby, (b) provide such other information and communications to such governmental authorities as Seller or such authorities may reasonably request and (c) cooperate with Seller in pursuing, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities (including the Gaming Board) and other persons required of Seller to consummate the transactions contemplated hereby.

                                  ARTICLE IV

                              COVENANTS OF SELLER
                              -------------------

     Each of Seller and the Company covenants and agrees with Purchaser as follows:

     4.1  Contract and Regulatory Approvals. Seller will take and will cause the
          ---------------------------------
Company to, and the Company will, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, to obtain as promptly as practicable all (i) approvals and consents of any person under all contracts to which the Seller or the Company is a party, or by which their respective assets may be bound, necessary to permit Seller to consummate the transactions contemplated hereby and (ii) all approvals, authorizations and clearances of governmental authorities required of the Seller or the Company to consummate the transactions contemplated hereby, (b) provide such other information and communications to such governmental authorities as Purchaser or such authorities may reasonably request and (c) cooperate with Purchaser in pursuing, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities (including the Gaming Board) and other persons required of Purchaser to consummate the transactions contemplated hereby.

     4.2  Investigation by Purchaser. Seller will provide and will cause the
          --------------------------
Company to, and the Company will, provide, Purchaser, its counsel, accountants and other representatives (including its financing sources and their respective representatives) with full access, upon prior notice and during normal business hours, to all facilities, officers, agents, accountants, assets and books and records of the Company and will furnish Purchaser and such other persons with all such information and data (including without limitation copies of contracts, and other books and records) concerning the business, operations and affairs of the Company as Purchaser or any of such other persons reasonably may request.

     4.3  No Negotiations. Seller shall not initiate or encourage (including
          ---------------
by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Company Acquisition Proposal (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Company Acquisition Proposal, or authorize or permit any of the officers, directors or employees of Seller or the Company, or any investment bank, financial advisor, attorney, accountant or other representative of Seller or the Company to take any such action; provided, however, in the event that the Gaming Board fails to approve
        --------  -------
the transactions contemplated by this Agreement by May 31, 1999, this sentence shall not prohibit Thomas Celani and Roland Gentner from filing after May 31, 1999 documentation with the Gaming Board and any other regulatory authority necessary to obtain approval for such individuals to own an interest in the Joint Venture and/or the Company. Seller shall promptly notify Purchaser of all relevant terms of any such inquiries and proposals received by it or the Company or by any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative relating to such matters, and if such inquiry or proposal is in writing, Seller shall deliver or cause to be delivered to Purchaser a copy of such inquiry or proposal. For purposes of this Agreement, "Company Acquisition Proposal" shall mean any of the following (other than the transactions between Seller and Purchaser contemplated hereunder) involving the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any of the assets or securities of the Company in a single transaction or series of transactions; or (iii) any acquisition, issuance or transfer of shares of capital stock or other securities of the Company.

     4.4  No Disposal of Property. Seller will cause the Company to refrain
          -----------------------
from (a) disposing of any assets of the Company and from permitting any of such assets to be subjected to any Liens, (b) entering into any contracts obligating the Company to administer or manage the operations of any other person, and (c) entering into any contracts permitting any person, other than the Company to administer or manage the operations of the Company.

     4.5  No Breach or Default. Seller will cause the Company to, and the
          --------------------
Company will, refrain from violating, breaching, or defaulting and from taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach, or default, under any term or provision of any contract listed in Schedule 2.12.
                                    -------------

     4.6  No Acquisitions. Seller will cause each of the Company to, and the
          ---------------
Company will, refrain from (a) merging, consolidating, or otherwise combining or agreeing to merge, consolidate, or otherwise combine with any other person, (b) acquiring or agreeing to acquire all or substantially all assets or capital stock or other equity securities of any other person, or (c) otherwise acquiring or agreeing to acquire control or ownership of any other person.

     4.7  Resignations of Managers. Seller will cause such managers and such
          ------------------------
officers of the Company as are designated by Purchaser to tender, effective at the Closing, their resignations as managers and officers. If requested by Purchaser, Seller will cause the election of Purchaser's nominees as managers of the Company.

     4.8  Tax Matters.
          -----------

               (a) The Company shall not, prior to the Closing Date, admit any new members.

               (b) All transfer and sales Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller, and the Seller shall, at its own expense, file to the extent required by applicable law all necessary Tax Returns and other documentation with respect to all such transfer or sales Taxes and, if required by applicable law, the Purchaser will join in the execution of any such Tax Returns or other documentation.

     4.9  Books and Records. On the date of the Closing (the "Closing Date")
          -----------------
Seller will deliver to Purchaser all books and records of the Company. If (at any time after the Closing) Seller discovers in its possession or under its control any other books and records of the Company, Seller will forthwith deliver such books and records to Purchaser.

     4.10 Notice and Cure. Seller will notify Purchaser promptly in
          ---------------
writing of and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, any event, transaction, or circumstance occurring after the date hereof that causes or will cause any covenant or agreement of Seller or the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller or the Company contained in this Agreement. Seller will use all commercially reasonable efforts to cure, before the Closing, (a) any such breach or misrepresentation and (b) any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date hereof.

                                   ARTICLE V

                    CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligation of Purchaser to close is subject to the following conditions precedent:

     5.1  Representations and Warranties. Each representation and warranty made
          ------------------------------
by Seller or the Company in this Agreement, in the certificates delivered by Seller or the Company pursuant to this Agreement and in schedules hereto shall be true in all material respects on the date on which made and shall be true in all material respects on and as of the Closing Date as though such representation and warranty were made on and as of the Closing Date.

     5.2  Performance. Each of Seller and the Company shall have performed or
          -----------
complied with all its agreements, covenants and obligations required to be performed or complied with by this Agreement on or before the Closing Date.

     5.3  No Injunctions. There shall not be in effect on the Closing Date any
          --------------
injunction or similar restraining order of any court or governmental authority of competent jurisdiction preventing either party from consummating any of the transactions contemplated by this Agreement nor shall there be any writ, injunction, decree or similar order or any court or governmental authority of competent jurisdiction that would impose any limitation on Purchaser's ability to exercise full rights of ownership of the Membership Interest.

     5.4  Consents and Authorizations. Each of the governmental and other
          ---------------------------
approvals, consents, permits, or waivers listed in Schedule 2.6 and in Schedule
                                                   ------------        --------
3.3 and the consent of the Gaming Board shall have been obtained for the
---
consummation of the transactions contemplated by this Agreement.

     5.5  No Adverse Change. Prior to the Closing Date, there shall not have
          -----------------
been, occurred, or arisen any change in, or any event, condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, results of operations or properties of the Company or the Joint Venture.

     5.6  Officer's Certificates. Seller and the Company shall have delivered
          ----------------------
to Purchaser a certificate, dated the Closing Date and signed by a duly authorized officer of the Seller and the Company, to the effect of the statements set forth in Sections 5.1 and 5.2. In addition, Seller and the
                        ------------     ---
Company shall have delivered to Purchaser a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Seller and the Company, certifying as to the certificate of incorporation, bylaws, resolutions and encumbancy of the Seller and certificate of formation, operating agreement, resolution and encumbancy of the Company. Each such certificate shall be in form and substance reasonably satisfactory to Purchaser.

     5.7  Resignations. Seller shall have delivered to Purchaser the written
          ------------
resignations of the managers and officers of the Company.

     5.8  Consulting Agreement. On or before the Closing, the Seller and the
          --------------------
Joint Venture shall execute any necessary documents to (i) terminate the Consulting Agreement between the Joint Venture and the Seller dated September 22, 1998, and (ii) release Seller and the Joint Venture from all obligations thereunder.

                                  ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

          The obligation of Seller to close is subject to the following conditions precedent:

     6.1  Representations and Warranties. Each representation and warranty
          ------------------------------
made by Purchaser in this Agreement, in the certificates delivered by Purchaser pursuant to this Agreement and in schedules hereto shall be true in all material respects on the date on which made and shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

     6.2  Performance. Purchaser shall have performed or complied with all
          -----------
its agreements, covenants and obligations required to be performed or complied with by this Agreement on or before the Closing Date.

     6.3  No Injunctions. There shall not be in effect on the Closing Date
          --------------
any injunction or similar restraining order of any court or governmental authority of competent jurisdiction preventing either party from consummating any of the transactions contemplated by this Agreement.

     6.4  Consents and Authorizations. The consent of the Gaming Board shall
          ---------------------------
have been obtained.

     6.5  Officer's Certificates. Purchaser shall have delivered to Seller a
          ----------------------
certificate, dated the Closing Date and signed by an authorized officer, to the effect of the statements set forth in Sections 6.1 and 6.2. In addition,
                                      ------------     ---
Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Purchaser certifying as to the articles of incorporation, bylaws, resolutions and encumbancy of Purchaser. Such certificates shall be in the form and substance reasonably satisfactory to Seller.

                                  ARTICLE VII

                            SURVIVAL OF PROVISIONS
                            ----------------------

     7.1  Survival of Representations and Warranties. The representations and
          ------------------------------------------
warranties respectively made by Seller, the Company (before the Closing Date) and Purchaser in this Agreement, in the schedules hereto and in any certificate delivered pursuant to this Agreement will survive the Closing and will remain in full force and effect for 18 months thereafter; provided, however, that the
                                                --------  -------
representations and warranties in (i) Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6
                                      ------------  ---  ---  ---  ---     ---
shall survive forever, and (ii) Section 2.8 shall survive until the expiration
                                -----------
of the applicable statues of limitations relating to such taxes.

     7.2  Survival of Covenants and Agreements. All covenants and agreements
          ------------------------------------
respectively made by Seller, the Company (before the Closing Date) and Purchaser in this Agreement to be performed after the date hereof will survive the Closing and will remain in full force and effect thereafter, until the expiration of the terms or periods specified therein or (if there is no such specified term or period) indefinitely without regard to duration.

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     8.1  Indemnification by Seller. Subject to the provisions of Sections 7.1,
          -------------------------                                        ---
8.4 and 8.5 hereof, Seller, and the Company before the Closing Date, will
---     ---
indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees and agents (each a "Purchaser Party")

(whether or not such Purchaser Party owns any Membership Interest) in respect of any and all taxes, monetary damages, Liabilities, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation punitive, treble, or other exemplary or extra contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, consultants and other experts and other expenses of litigation or of any claim, default, or assessment) (collectively, "Damages") resulting from or relating to any breach by Seller or the Company of any representation, warranty, covenant, or agreement made by Seller or the Company in this Agreement, in the schedules hereto, or in any certificate delivered by Seller or the Company in connection with this Agreement.

     8.2  Indemnification by Purchaser. Subject to the provisions of
          ----------------------------
Sections 8.4 and 8.5 hereof, Purchaser will indemnify and hold harmless Seller
------------     ---
and its officers, directors, shareholders, employees and agents (each a "Seller Party") (whether or not such Seller Party sells any Membership Interest) in respect of any and all Damages resulting from or relating to any breach by Purchaser of any representation, warranty, covenant, or agreement made by Purchaser in this Agreement or in any schedule hereto or certificate delivered by Purchaser in connection with this Agreement.

     8.3  ERISA Indemnification. Seller shall indemnify and hold Purchaser
          ---------------------
harmless with respect to any Damages arising as a result of any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) maintained, sponsored or contributed to at any time by the Company or any trade or business (whether or not incorporated) which is under common control or treated as a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code.

     8.4  Indemnification Procedures.
          --------------------------

               (a) If any Purchaser Party or Seller Party, as the case may be (each an "Indemnitee") becomes aware of any matter for which it believes it is entitled to indemnification hereunder that involves (i) any claim made against the Indemnitee by any person or entity other than a Purchaser Party or a Seller Party or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against the Indemnitee by any person other than a Purchaser Party or a Seller Party, the Indemnitee will give the Seller or Purchaser, as appropriate (each an "Indemnifying Party") prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, or similar proceeding. Such notice will (A) provide (with reasonable specificity) the basis on which indemnification is being asserted,
(B) set forth the actual or estimated amount of Damages for which indemnification is being asserted, if known, and (C) be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnitee.

               (b) The Indemnifying Party will have a period of 30 days after the delivery of each notice required by Section 8.4(a) hereof during which to
                                        --------------
respond to such notice. If the Indemnifying Party elects to defend the claim described in such notice or does not respond within such 30-day period, the Indemnifying Party will be obligated to compromise or defend (and will control the defense of) such claim, at its own expense and by counsel chosen by the

Indemnifying Party and reasonably satisfactory to the Indemnitee. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such claim and the Indemnitee will have the right to participate at its own expense in the defense of any such claim. If the Indemnifying party responds within such 30-day period and elects not to defend such claim, the Indemnitee will be free to compromise or defend (and control the defense of) such claim and to pursue such remedies as may be available to the Indemnitee under applicable law.

               (c) Any compromise or settlement of any claim (whether defended by the Indemnitee or by the Indemnifying Party) will require the prior written consent of the Indemnitee and the Indemnifying Party.

               (d) If an Indemnitee becomes aware of any matter for which it believes it is entitled to indemnification hereunder and such matter involves a claim made by any Purchaser Party or Seller Party, the Indemnitee will give the Indemnifying Party prompt written notice of such claim. Such notice will (i) provide (with reasonable specificity) the basis for which indemnification is being asserted and (ii) set forth the actual or estimated amount of Damages for which indemnification is being asserted. The Indemnifying Party will have a period of 10 days after the delivery of each notice required by this Section
                                                                     -------
8.4(d) during which to respond to such notice. If the Indemnifying Party
------
accepts (in writing) full responsibility for the claim described in such notice, the actual or estimated amount of Damages reflected in such notice will be conclusively deemed a Liability that the Indemnifying Party owes and will pay (in cash) upon demand, to the Indemnitee. If the Indemnifying Party has disputed such claim or does not respond within such 10-day period, the Indemnifying Party and the Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 10 days after such negotiations begin, either the Indemnifying Party or the Indemnitee may initiate litigation to resolve such disputes. If the Indemnifying Party does not respond within 10 days after delivery of any claim notice required by this Section 8.4(d), the Indemnitee may initiate litigation to
                 --------------
resolve such claim.

     8.5  Indemnification Payments. Seller and Purchaser agree that any payment
          ------------------------
made under ARTICLE VIII hereof will be treated by the parties on their Tax
           ------------
Returns as an adjustment to the aggregate consideration for the Membership Interest. If, notwithstanding such treatment by the parties, any indemnity payment is determined to be taxable to Purchaser by any taxing authority, Seller shall indemnify Purchaser for any Taxes payable by Purchaser by reason of the receipt of such indemnity payment (including any payments under this Section 8.5), determined at a Tax rate equal to the maximum marginal federal, state and local corporate income Tax rate for the taxable year in which the indemnity is determined to be taxable to Purchaser.

                                  ARTICLE IX

                                  TERMINATION
                                  -----------

     9.1  Termination. Without limiting the rights or remedies that any party
          -----------
hereto may otherwise have, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

               (a) at any time before the Closing by written agreement of Seller and Purchaser; or

               (b) at any time after August 31, 1999, by Seller or Purchaser if the Closing has not occurred on or before such date and such failure to close is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party electing to terminate pursuant to this Section 9.1(b).

     9.2  Effect of Termination. If this Agreement is validly terminated
          ---------------------
pursuant to Section 9.1  hereof, (a) the obligation of Purchaser to purchase the
            -----------
Membership Interest and the obligation of Seller to sell the Membership Interest will terminate, (b) the provisions of Sections 10.5, 10.7 and 10.8 hereof will
                                      -------------  -----    ----
continue to apply following any such termination and (c) no party hereto will be relieved of any Liability for Damages that such party may have to the other party by reason of such party's breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Notices. Any notice or other communication given pursuant to
          -------
this Agreement must be in writing and (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express, charges prepaid, or (d) sent by registered or certified mail, postage prepaid, as follows:

          (i)  If to Seller or Company:

               Sodak Gaming, Inc.

               5301 South Highway 16

               Rapid City, South Dakota  57701

               Attention:  General Counsel

               Facsimile Number:  (605) 355-4976
          with a copy to:

               John T. Kramer

               Dorsey & Whitney LLP
               220 South Sixth Street
               Minneapolis, Minnesota  55402
               Facsimile Number:  (612) 340-8738

          (ii) If to Purchaser:

              HWCC-Louisiana, Inc.
              c/o Hollywood Gaming Corporation
              Two Galleria Tower, Suite 2200
              13455 Noel Road, LB48
              Dallas, Texas 75240
              Attention:  General Counsel
              Facsimile Number:  (972) 716-3903

          with copies to:

              Weil, Gotshal & Manges

              100 Crescent Court, Suite 1300

              Dallas, Texas 75201-6950

              Attention:  Michael A. Saslaw

              Facsimile number:  214-746-7777


     All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 10.1 will (A) if
                                                 ------------
delivered personally or by overnight express, be deemed given upon delivery; (B) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by registered or certified mail, be deemed given on the third day after delivery of such notice to the United States Post Office for delivery. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     10.2  Entire Agreement; Interpretation. Except for documents executed
           --------------------------------
by Seller, the Company and Purchaser pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement; (e) the term "or" means "and/or"; (f) the term "party" means, on the one hand, Purchaser and, on the other hand, Seller and the Company (before the Closing Date) and (g) all references to "dollars" or "$" refer to currency of the United States of America.

     10.3  Expenses. Except as otherwise expressly provided in this
           --------
Agreement (including without limitation as provided in ARTICLE VIII hereof),
                                                       ------------
each of Seller and Purchaser will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     10.4  Brokers. Seller will indemnify and hold harmless each Purchaser
           -------
Party in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Seller or the Company) claiming to have been engaged by Seller or the Company in connection with the transactions contemplated by this Agreement.

     10.5  Further Assurances. Seller and Purchaser agree that, from time
           ------------------
to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business, operations and affairs of the Company. Without limiting the generality of the foregoing, (a) Seller will provide, and will cause its Affiliates to provide, representatives of Purchaser reasonable access to all books and records of the Company reasonably requested by Purchaser in the preparation of any post-Closing financial statements, reports, or tax returns of the Company; (b) Purchaser will provide representatives of Seller reasonable access to all pre-closing books and records of the Company reasonably requested by Seller in the preparation of any post-Closing financial statements, reports, or tax returns of Seller; and (c) each party hereto will execute such documents and instruments as the other party hereto may reasonably request containing terms and conditions mutually satisfactory to each party hereto to further effectuate the terms hereof.

     10.6  Waiver. Any term or condition of this Agreement may be waived at
           ------
any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

     10.7  Amendment. This Agreement may be modified or amended only by a
           ---------
writing duly executed by or on behalf of Seller, the Company and Purchaser.

     10.8  Counterparts. This Agreement may be executed simultaneously in
           ------------
any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     10.9  No Third Party Beneficiary. The terms and provisions of this
           --------------------------
Agreement are intended solely for the benefit of Seller, Purchaser, each Seller Party, each Purchaser Party and their respective successors and permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     10.10 Governing Law. This Agreement will be governed by and construed
           -------------
and enforced in accordance with the laws of the State of Louisiana (without regard to the principles of conflict of laws) applicable to a contract executed and performable in such state.

     10.11 Binding Effect. This Agreement is binding upon and will inure to
           --------------
the benefit of the parties and their respective successors and permitted assigns.

     10.12 No Assignment. Neither this Agreement nor any right or
           -------------
obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein and except that Purchaser may assign all or any part of the rights or obligations of Purchaser hereunder to one or more affiliates of Purchaser without the consent Seller; provided, however, that upon such assignment Purchaser shall not be deemed to be
--------  -------
released from any of its obligations hereunder.

     10.13 Invalid Provisions. If any provision of this Agreement is held
           ------------------
to be illegal, invalid, or unenforceable under any present or future law and if the rights or obligations under this Agreement of Seller and Purchaser will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     10.14 Confidentiality. (a) Each of Purchaser and Seller will refrain,
           ---------------
and will cause its respective officers, directors, employees, agents and other representatives to refrain, from disclosing to any other person any confidential documents or confidential information concerning the other party hereto furnished to it in connection with this Agreement or the transactions contemplated hereby and (b) Seller will refrain, and will cause its respective officers, directors, employees, agents and other representatives to refrain, from disclosing to any person any confidential documents or confidential information concerning the Company or the Joint Venture unless (i) such disclosure is compelled by judicial or administrative process or by other requirements of law and notice of such disclosure is furnished to such other party hereto; (ii) either party hereto deems it advisable (upon advice of such party's legal counsel) to disclose any such confidential documents or information in connection with the requirements of any securities law; or (iii) such confidential documents or information can be shown to have been (A) previously known by the party hereto receiving such documents or information,
(B) in the public domain through no fault of such receiving party, or (C) later acquired by such receiving party from other public sources.

     10.15   Certain Definitions.
             -------------------

     "Code" means the Internal Revenue Code of 1986, as amended unless otherwise
      ----
provided.

     "Person" means any individual, corporation, partnership, firm, joint
      ------
venture, association, joint-stock company, trust, ,unincorporated organization, governmental body or other entity.

     "Taxing Authority" means any department, bureau or agency of any Taxing
      ----------------
Jurisdiction having the legal authority to collect taxes, or administer the tax laws of any Taxing Jurisdiction, or with whom or which Tax Returns are required to be filed.

     "Taxing Jurisdiction" means the United States of America, any foreign
      -------------------
country, any state or local government, or any political subdivision of any of the foregoing, that imposes or administers any Tax, or which requires, by statue, regulation or otherwise, the filing of any Tax Return.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges,
      -----
fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) and (ii).

     "Tax Returns" means all returns, declarations, reports, estimates,
      -----------
information returns and statements required to be filed in respect of any Taxes.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above by the duly authorized officers of Seller, the Company and Purchaser.


                             PURCHASER:

                             HWCC-LOUISIANA, INC.

                             By:  /s/ Jack E. Pratt
                                  ---------------------------
                             Name: Jack E. Pratt
                             Title: President

                             SELLER:

                             SODAK GAMING, INC.

                             By: /s/ ROLAND GENTNER
                                -----------------------------
                             Name:   Roland Gentner
                                  ---------------------------
                             Title:  CEO
                                   --------------------------

                             COMPANY:

                             SODAK LOUISIANA, L.L.C.

                             By: /s/ MICHAEL G. DIEDRICH
                                -----------------------------
                             Name:   Michael G. Diedrich
                                  ---------------------------
                             Title:  Manager
                                   --------------------------